UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2014

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

On September 22, 2014, Motorola Solutions, Inc. (the “Company”) entered into a Definitive Purchase Agreement (the “Agreement”) by and among the Company, The Prudential Insurance Company of America (“PICA”), Prudential Financial, Inc., and State Street Bank and Trust Company, as Independent Fiduciary of the Motorola Solutions Pension Plan (the “Plan”), pursuant to which the Plan will purchase from PICA a group annuity contract that requires PICA to pay and administer certain future annuity payments to certain of the Company’s retirees. Upon issuance of the group annuity contract by PICA, PICA will irrevocably assume the obligation to make future annuity payments to approximately 30,000 Company retirees who have been receiving pension payments from the Plan. In connection with the proposed transaction, the Company has established a new pension plan with substantially the same terms as the Plan (the “New Plan” and together with the Plan, the “Pension Plans”), and it is expected that the Plan will ultimately be terminated.

The Agreement contains a closing condition and termination right in favor of the Company regarding the funded status of the Pension Plans, along with other customary conditions to closing the transaction. In addition, certain aspects of the transactions contemplated by the Agreement regarding the Plan are subject to review by the Pension Benefit Guaranty Corporation, and closing will not occur until that review is complete. Assuming all of the closing conditions are satisfied, the Company expects the purchase of the group annuity contract to occur in December 2014.

In addition, the Company intends to contribute $1.1 billion to improve the funded status of the Pension Plans. Upon completion of the transactions contemplated by the Agreement and the payment of lump-sum distributions referenced below in Item 8.01, the Company expects to account for the transactions as a settlement of approximately $4.2 billion of obligations under U.S. generally accepted accounting principles.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which will be filed with the Company’s quarterly report for the quarter ended September 27, 2014.

Item 8.01 Other Events.

On September 25, 2014, the Company announced that the New Plan is offering lump-sum distributions to New Plan participants who have accrued a pension benefit, have left the Company prior to June 30, 2014, and have not yet started receiving pension benefit payments. The maximum dollar amount of all lump-sum distributions to be paid under the offer is $1.0 billion, and lump-sum payments will be made to those who accept the lump-sum offer starting with the smallest amount of lump sums first and continuing in ascending order until the $1.0 billion threshold is met.

Cautionary Statement Regarding Forward-Looking Statements

Statements about the expected timing, completion and effects of the closing of the transactions contemplated by the Agreement and the payment of lump-sum distributions to certain Plan participants, and all other statements made in this Current Report on Form 8-K that are not historical facts, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “intend,” “anticipate,” or “believe”, or the negative of those words or other comparable words. These forward-looking statements are based on current expectations and assumptions, are not guarantees of future events or results, and are subject to various risks and uncertainties, including uncertainties inherent in regulatory reviews, market conditions and general and international economic conditions, and other factors which could affect the timing or the ability of the parties to close the transactions referenced in this Current Report on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward looking statements in this Current Report on Form 8-K are subject to the risks, uncertainties and other factors described in our news releases and filings with the SEC including but not limited to the factors under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended March 29, 2014 and June 28, 2014.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations. The Company’s forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC.
(Registrant)

By:	/s/ Robert O’Keef
	Name:	Robert O’Keef
	Title:	Corporate Vice President and Treasurer

Dated: September 25, 2014